Exhibit 99.1

Investor Release
FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
10/20/05	Investors:	Mary Kay Shaw, 630-623-7559
	Media:	Anna Rozenich, 630-623-7316

McDONALD’S REPORTS GLOBAL RESULTS DRIVEN BY STRONG COMPARABLE SALES

OAK BROOK, IL — McDonald’s Corporation today announced operating results for the quarter and nine months ended September 30, 2005.

The Company reported the following highlights for the quarter:

•	Revenues increased 8% (7% in constant currencies) driven by a global comparable sales increase of 4.1%

•	Operating income increased 6% (5% in constant currencies)

•	Earnings per share were $0.58, including a $0.02 per share benefit primarily related to the completion of the transfer of the Company’s ownership interest in an international market to a developmental licensee. In comparison, third quarter 2004 earnings per share were $0.61, including a $0.07 per share tax benefit and excluding $0.02 per share of pro forma share-based compensation expense

•	For the nine months, the Company repurchased nearly $1.2 billion, or about 37 million shares of its common stock

Chief Executive Officer Jim Skinner commented, “Our continued focus on the Plan to Win and strong global alignment among owner/operators, suppliers and the Company generated solid operating results for the third quarter. In the U.S., our sales momentum continued despite strong prior year comparisons. Our results reflect the effectiveness of our “better, not just bigger” strategy as we continue to deliver a relevant restaurant experience that is resonating with customers and building brand loyalty.

“In Europe, we are focused on gaining traction and building momentum across the entire segment. We are pleased with our quarterly sales performance and increased customer traffic driven by Germany, France and Russia. We are encouraged by our progress and confident that our strategies to enhance our customers’ experience through menu, marketing and value initiatives will continue to generate improvements over the long term.

“In McDonald’s Asia/Pacific, Middle East and Africa segment, performance was driven primarily by strong results in Australia. We expect our continued focus on combined initiatives such as branded everyday affordability and new premium menu offerings to broaden customer relevance and drive improved results for the region.

“McDonald’s global operations generate a significant amount of cash, and we remain committed to returning a meaningful percent of cash from operations to our shareholders through dividends and share repurchase. We increased our annual dividend for 2005 by 22% to $0.67 per share, on top of last year’s 38% increase, reflecting our continued confidence in the strength of our business and reliability of our cash flow. For the full year 2005, we expect to return at least $2 billion to shareholders, and return an additional $5 billion to $6 billion during 2006 and 2007 combined.

“I am confident that we are entering the last quarter of 2005 with the right strategy in place to grow our business over the long term. We remain intensely focused on enhancing our customers’ experience through operations excellence and leadership marketing. McDonald’s powerful system is aligned behind the Plan to Win and committed to driving customer satisfaction and sustainable profitable growth.”

KEY HIGHLIGHTS – CONSOLIDATED

Dollars in millions, except per common share data

Quarters ended September 30,	2005	2004	% Inc / (Dec)	Currency Translation Benefit	% Inc/ (Dec) Excluding Currency Translation

Revenues	$5,327.1	$4,925.7	8	$75.5	7
Operating income	1,159.8	1,098.9	6	6.1	5
Net income	735.4	778.4	(6)	3.9	(6)
Net income per common share—diluted*	0.58	0.61	(5)	—	(5)

Nine months ended September 30,

Revenues	$15,225.6	$14,054.4	8	$336.7	6
Operating income	3,086.1	2,923.2	6	45.6	4
Net income	1,993.7	1,880.6	6	20.9	5
Net income per common share—diluted**	1.56	1.48	5	0.02	4

*	The third quarter 2005 earnings per share growth rate was negatively impacted by 13 percentage points due to:

•	$0.07 per share tax benefit, primarily as a result of the transfer of shares between subsidiaries and a change in assumptions about the utilization of certain loss carry forwards, in third quarter 2004

•	$0.02 per share pro forma share-based compensation expense for third quarter 2004 not reflected in the results

•	Partly offset by a $0.02 per share benefit primarily related to the transfer of the Company’s ownership interest in an international market to a developmental licensee in third quarter 2005, all of which are described in Exhibit 99.2.

**	The earnings per share growth rate for the nine months ended September 30, 2005 was negatively impacted by 8 percentage points due to:

•	$0.07 per share tax benefit, primarily as a result of the transfer of shares between subsidiaries and a change in assumptions about the utilization of certain loss carry forwards, in third quarter 2004

•	$0.08 per share pro forma share-based compensation expense for the nine months ended September 30, 2004 not reflected in the results

•	$0.09 per share of incremental tax expense related to the Company’s decision to repatriate foreign earnings under the Homeland Investment Act in 2005

•	Partly offset by a $0.13 per share tax benefit primarily due to a favorable audit settlement of the Company’s 2000-2002 U.S. tax returns in 2005

•	$0.02 per share benefit primarily related to the transfer of the Company’s ownership interest in an international market to a developmental licensee in third quarter 2005, all of which are described in Exhibit 99.2.

THE FOLLOWING DEFINITIONS APPLY TO THESE TERMS AS USED THROUGHOUT THIS RELEASE

Comparable sales represent sales at all McDonald’s restaurants in operation at least thirteen months including those temporarily closed, excluding the impact of currency translation. Some of the reasons restaurants may be closed include road construction, reimaging or remodeling, and natural disasters such as hurricanes Katrina and Rita. Management reviews the increase or decrease in comparable sales compared with the same period in the prior year to assess business trends.

Information in constant currency is calculated by translating current year results at prior year average exchange rates.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. A list of the factors that could cause actual results to differ materially from those expressed in, or underlying, our forward-looking statements is detailed in the Company’s filings with the Securities and Exchange Commission, such as the supplemental information that accompanies this release and the Company’s annual and quarterly reports.

RELATED COMMUNICATIONS

McDonald’s Corporation will broadcast its investor conference call live over the Internet at 10:30 a.m. Central Time on October 20, 2005. For access, go to www.investor.mcdonalds.com. An archived replay of this webcast will be available for a limited time.

See Exhibit 99.2 in the Company’s Form 8-K filing for additional, supplemental information related to the Company’s results for the quarter and nine months ended September 30, 2005.

The Company plans to release October 2005 sales information on Tuesday, November 8.

McDONALD’S CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per common share data			Inc / (Dec)

Quarters ended September 30,	2005	2004	$	%

Revenues
Sales by Company-operated restaurants	$4,000.7	$3,664.8	335.9	9
Revenues from franchised and affiliated restaurants	1,326.4	1,260.9	65.5	5

TOTAL REVENUES	5,327.1	4,925.7	401.4	8

Operating costs and expenses
Company-operated restaurant expenses	3,389.9	3,086.3	303.6	10
Franchised restaurants–occupancy expenses	256.6	252.9	3.7	1
Selling, general & administrative expenses	547.3	474.6	72.7	15
Other operating (income) expense, net	(26.5)	13.0	(39.5)	n/m
Total operating costs and expenses	4,167.3	3,826.8	340.5	9

OPERATING INCOME	1,159.8	1,098.9	60.9	6

Interest expense	86.6	88.1	(1.5)	(2)
Nonoperating (income) expense, net	(12.6)	5.3	(17.9)	n/m
Income before provision for income taxes	1,085.8	1,005.5	80.3	8
Provision for income taxes	350.4	227.1	123.3	54

NET INCOME	$735.4	$778.4	(43.0)	(6)

NET INCOME PER COMMON SHARE-DILUTED	$0.58	$0.61	(0.03)	(5)

Weighted average common shares outstanding-diluted	1,271.6	1,268.4	3.2	—

n/m	Not meaningful

McDONALD’S CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per common share data			Inc / (Dec)

Nine months ended September 30,	2005	2004	$	%

Revenues
Sales by Company-operated restaurants	$11,411.4	$10,459.7	951.7	9
Revenues from franchised and affiliated restaurants	3,814.2	3,594.7	219.5	6

TOTAL REVENUES	15,225.6	14,054.4	1,171.2	8

Operating costs and expenses
Company-operated restaurant expenses	9,761.6	8,899.2	862.4	10
Franchised restaurants–occupancy expenses	767.4	745.0	22.4	3
Selling, general & administrative expenses	1,605.0	1,428.6	176.4	12
Other operating expense, net	5.5	58.4	(52.9)	n/m
Total operating costs and expenses	12,139.5	11,131.2	1,008.3	9

OPERATING INCOME	3,086.1	2,923.2	162.9	6

Interest expense	264.7	267.9	(3.2)	(1)
Nonoperating (income) expense, net	(29.9)	26.1	(56.0)	n/m
Income before provision for income taxes	2,851.3	2,629.2	222.1	8
Provision for income taxes	857.6	748.6	109.0	15

NET INCOME	$1,993.7	$1,880.6	113.1	6

NET INCOME PER COMMON SHARE-DILUTED	$1.56	$1.48	0.08	5

Weighted average common shares outstanding-diluted	1,277.7	1,270.6	7.1	1

n/m	Not meaningful

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